UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 West Sheridan Avenue, Oklahoma City, Oklahoma	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Devon Energy Corporation (“Devon,” the “Company,” “we,” “us,” or “our”) is filing the following “Description of Capital Stock” in order to update and supersede the description of our common stock set forth in Exhibit 4.9 to our Current Report on Form 8-K, filed August 18, 1999. The Company intends to incorporate this description by reference into certain filings with the Securities and Exchange Commission, including registration statements on Form S-3 and Form S-8.

DESCRIPTION OF CAPITAL STOCK

General

Devon’s authorized capital stock consists of:

•	1.0 billion shares of common stock, par value $0.10 per share; and

•	4.5 million shares of preferred stock, par value $1.00 per share.

As of September 8, 2017, there were 525,515,081 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of common stock will be entitled to receive dividends out of legally available funds when and if declared by our board of directors. Subject to the rights of the holders of any outstanding shares of preferred stock, holders of shares of common stock will be entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. They will not be entitled to cumulative voting rights for the election of directors. The shares of common stock have no preemptive, conversion or other rights to subscribe for or purchase any of our securities. Upon our liquidation or dissolution, the holders of shares of common stock are entitled to share ratably in any of our assets that remain after payment or provision for payment to creditors and holders of preferred stock.

Preferred Stock

We may issue preferred stock in one or more series. Our board may establish attributes of any series, including the designation and number of shares in the series, dividend rates (cumulative or noncumulative), voting rights, redemptions, conversion or preference rights, and any other rights and qualifications, preferences and limitations or restrictions on shares of the series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Devon without any vote or action by the stockholders and may adversely affect the voting and other rights of the holders of shares of common stock. The specific terms of a particular series of preferred stock will be described in a certificate of designation relating to that series.

Certain Anti-takeover Matters

Our restated certificate of incorporation and our amended and restated bylaws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions and certain provisions of the General Corporation Law of the State of Delaware, or the “DGCL,” could delay or prevent a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing a change in control, which could harm our stock price. Following is a description of the anti-takeover effects of certain provisions of our restated certificate of incorporation and our amended and restated bylaws.

No cumulative voting. The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation, as amended, provides otherwise. Our restated certificate of incorporation provides that cumulative voting is not permitted.

Calling of special meetings of stockholders. Our amended and restated bylaws provide that special meetings of our stockholders may be called only by or at the direction of our board of directors, the chairman of our board of directors, our president or by our secretary upon an appropriately made written request of one or more record holders owning, and having held continuously for a period of at least one year prior to the date such request is delivered, an aggregate of not less than 25% of the voting power of all outstanding shares of our capital stock.

Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders or a stockholder requested special meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a stockholder’s notice regarding an annual meeting of stockholders must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders, a stockholder requested special meeting of stockholders or make nominations for directors.

No action by stockholder consent. Our restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the corporation’s stockholders, and specifically denies to the stockholders the ability to consent in writing to the taking of any action.

Limitations on liability and indemnification of officers and directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our restated certificate of incorporation provides that directors shall not be liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Our restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, officers, employees and agents in certain circumstances and also authorize us to carry directors’ and officers’ insurance for the benefit of our directors, officers, employees and agents. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage our stockholders from bringing lawsuits against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Board authority to amend bylaws. Under our restated certificate of incorporation and our amended and restated bylaws, our board of directors has the authority to adopt, amend or repeal our bylaws without the approval of our stockholders. However, our stockholders also have the right, with the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of voting stock and without the approval of our board of directors, to adopt, amend or repeal our bylaws.

General Corporation Law of the State of Delaware. Devon is a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified therein, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction that results in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 could make it more difficult for a person who would be an “interested stockholder” to effect a “business combination” with Devon. Section 203 of the DGCL may encourage any person interested in acquiring Devon to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in such person becoming an interested stockholder. Section 203 of the DGCL also may make it more difficult to effect transactions involving our Company that our stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed and traded on the New York Stock Exchange under the symbol “DVN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is c/o Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078 and its telephone number is (877) 860-5820.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President, Corporate Governance and Secretary

Date: September 14, 2017